Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tenon Medical, Inc. of our report dated March 14, 2022, except for Note 13 as to which the date is April 7, 2022, with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. and Subsidiary as of December 31, 2021 and 2020 and for the years then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ ArmaninoLLP
San Jose, California

November 14, 2022